Exhibit 99.1

PRESS RELEASE

UNITED COMMUNITY BANCORP

INCREASES PURCHASE LIMITATIONS

Lawrenceburg, Indiana – December 17, 2012 – United Community Bancorp (Nasdaq: “UCBA”) (the “Company”) announced today that, based on the preliminary results of the subscription and community offerings of United Community Bancorp, the proposed successor holding company to the Company in connection with the Company’s pending conversion from mutual holding company to stock holding company form (“new United Community Bancorp”), new United Community Bancorp has not yet received orders for a sufficient number of shares of common stock to complete the offering. In order to consummate the offering, new United Community Bancorp must sell a minimum of 2,966,787 shares. In order to complete the offering, the Board of Directors has determined to increase the maximum purchase limitations in the offering and offer those persons who subscribed for the initial maximum number of shares in the subscription and community offerings the opportunity to increase their orders. New United Community Bancorp will file a prospectus supplement with the Securities and Exchange Commission increasing the maximum purchase limitation for both individuals and groups to 5.0% of the shares sold in the offering (148,339 shares and 174,516 shares at the minimum and midpoint of the offering range, respectively). The Company has received the required regulatory approval to further increase, without further notice, the purchase limitation to 9.99% of the total number of shares to be sold in the offering, provided orders for common stock exceeding 5% of the total number of shares sold in the offering shall not exceed 10% of the shares sold in the offering.

To the extent that shares remain available for sale after existing subscribers have had the opportunity to increase their orders, new United Community Bancorp intends to extend the community offering and solicit additional purchasers. The Company will make a public announcement prior to any extension of the community offering and no new orders will be accepted prior to any such announcement. The community offering, if extended, may be terminated at any time in the Company’s sole discretion and the Company retains the right to accept or reject, in whole or in part, in its sole discretion, orders received in the community offering. The offering is expected to close at no higher than the midpoint of the offering range.

The closing of the conversion and offering remains subject to final regulatory, member and shareholder approvals.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. United Community Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

This press release contains certain forward-looking statements about the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and United Community Bank are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement.

New United Community Bancorp has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Shareholders of the Company are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the SEC by new United Community Bancorp free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by new United Community Bancorp are available free of charge from the Company’s Corporate Secretary at 92 Walnut Street, Lawrenceburg, Indiana 47025, telephone (812) 537-4822. The directors, executive officers, and certain other members of management and employees of the Company are participants in the solicitation of proxies in favor of the conversion from the Company’s shareholders. Information about the directors and executive officers of the Company is included in the proxy statement/prospectus filed with the SEC.

The shares of common stock of new United Community Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Contact:	United Community Bancorp
William F. Ritzmann, President and Chief Executive Officer
(812) 537-4822